UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 4, 2007
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7491 (Commission File Number)	36-2369491 (IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois    60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On May 4, 2007, Robert B. Mahoney gave notice of his resignation as Executive Vice President of Molex Incorporated and President of Molex’s Asia Pacific South region effective as of July 1, 2007. Mr. Mahoney will remain at the Company through October 31, 2007 to assist in a transition.
Mr. Mahoney will be leaving Molex to become Chief Executive Officer of Hi-P International Limited, a company headquartered in Singapore and traded on the Singapore Exchange. Hi-P is a leading supplier of electromechanical modules to the telecommunications, consumer electronics and computing industries. Molex owns approximately 20% of Hi-P and believes that Mr. Mahoney’s new position at Hi-P will greatly benefit both companies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2007	MOLEX INCORPORATED
	By:	/s/ ANA G. RODRIGUEZ
Ana G. Rodriguez
Corporate Secretary

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